SERVE ROBOTICS, INC. INSIDER TRADING POLICY (Adopted and approved on July 31, 2023) 1. Purpose Serve Robotics, Inc. (collectively with its subsidiaries, the “Company”) is committed to promoting high standards of honest and ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, the Company has adopted this Insider Trading Policy (this “Policy”) with respect to Transactions (as defined below) in the Company’s Securities (as defined below), as well as the Securities of publicly traded companies with which the Company has a business relationship, for the purpose of promoting compliance with applicable laws, rules and regulations by its directors, officers, employees and contractors. Refer to Section 12 below for the definitions of capitalized terms used throughout this Policy. Federal and state securities laws prohibit the purchase or sale of a company’s Securities by anyone who is aware of MNPI. These laws also prohibit anyone who is aware of MNPI from disclosing this information to others who may trade. Companies and their controlling persons (for instance, directors and officers) may also be subject to liability if they fail to take reasonable steps to prevent insider trading by Company personnel. The adverse consequences for insider trading violations can be staggering and include potential criminal and civil liability and/or disciplinary action. Penalties for insider trading include fines of up to $5.0 million, jail sentences of up to twenty (20) years and civil penalties of up to three (3) times the profit gained or loss avoided. The Securities and Exchange Commission (“SEC”) has imposed large penalties even when an individual did not profit from the trading or disclosure. The SEC, stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading, and there is a very high likelihood that federal or other regulatory authorities will detect and prosecute insider trading violations involving even small dollar amounts. Individuals who violate this Policy shall be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity plans or termination of employment for cause. In addition, if the Company becomes aware of a violation of this Policy, the Company may inform the appropriate governmental authorities. In determining consequences resulting from a violation of this Policy, the Compliance Officer will consider a number of factors, including, but not limited to, the individual’s culpability, cooperation with the investigation, the individual’s past violations, if any, consistency with consequences for other violations, if any, the availability of restitution, penalties assessed by regulators, the need for deterrence and extent of the harm to the Company, including the impact on Company culture. 2. Scope This Policy applies to all directors, officers, employees or contractors of the Company or its subsidiaries (each, a “Covered Person,” or “you”). This Policy also applies to each Covered Person’s family members who reside with them, anyone else who lives in such Covered Person’s household, and any family members who do not live in the Covered Person’s household but whose Transactions in Securities are directed, influenced or controlled by such Covered

2 Person (such as parents or children who consult with the Covered Person before they trade in Securities). In addition, this Policy applies to all corporations, partnerships, limited liability companies, trusts and other entities, including venture capital firms, whose Transactions in Securities are directed, influenced or controlled by any Covered Person. All such family members and entities are considered Covered Persons for purposes of this Policy to the same extent as if they were directors, officers, employees or contractors, as applicable, of the Company or its subsidiaries. The portions of this Policy relating to trading while in possession of MNPI, and the disclosure of that information to others, continue to apply to Transactions in Securities even after termination of employment or association with the Company, if the MNPI was obtained as the result of your role as a Covered Person. In addition, if you are subject to a Blackout Period, you must abide by the applicable trading restrictions until at least the end of each applicable trading restriction. 3. Material Non-Public Information For purposes of this policy, “material non-public information” or “MNPI” means any Material information about a company that is non-public. Information is “Material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, hold or sell Securities. Any information that could reasonably be expected to affect the price of the Security is Material. The information may be positive or negative. Common examples of information that may be Material include:  information regarding financial results, financial condition and financial forecasts, including estimates of financial results or changes in previously announced estimates of financial results;  significant proposed mergers, acquisitions, investments or divestitures;  gain or loss of significant customers or suppliers;  entry into, renewal, termination or changes to significant contracts;  layoffs or restructurings;  cybersecurity incidents and data breaches;  developments in significant litigation or government investigations;  public or private debt or equity offerings;  significant changes in senior management or board of directors;  new product or service offerings; or  capital allocation developments, such as share repurchases and dividends.

3 It is not possible to define all categories of Material information, and you should recognize that the public, the media and the courts may use hindsight in judging what is Material. Further, the Materiality of particular information is subject to reassessment on a regular basis. Therefore, it is important to “play it safe” and assume information is Material if you are in doubt and consult with the Compliance Officer. Information is “Non-Public” until the information is broadly disseminated in a manner sufficient to ensure its availability to the investing public generally, without favoring any special person or group. Information is considered to be available to the public only when it has been released broadly to the marketplace (such as by a press release or an SEC filing) and the investing public has had time to absorb and evaluate it. Ordinarily, information about the Company should not be considered public until at least two full trading days have passed following its formal release to the market. 4. Transacting in Securities While in Possession of MNPI Is Prohibited 4.1 You are prohibited from engaging in any Transaction in the Company’s Securities while aware of MNPI about the Company. It makes no difference whether or not you relied upon or used MNPI in deciding to trade—if you are aware of MNPI about the Company, the prohibition applies. 4.2 You are also prohibited from engaging in Transactions in Securities of other publicly traded companies with which the Company has a business relationship while aware of MNPI about those companies learned in connection with your role as a Covered Person. Such MNPI may include, but is not limited to, negotiations over mergers, acquisitions, divestitures or renewal or termination of significant contracts or other arrangements. 4.3 These prohibitions do not apply to: 4.3.1 Transactions made pursuant to a 10b5-1 Plan meeting the requirements of Section 9 below. 4.3.2 The exercise of stock options or option-like awards if the exercise price is paid in cash or through the Company withholding a portion of the shares underlying the options. 4.3.3 The Company’s withholding of Securities underlying equity awards to satisfy tax withholding requirements. 4.3.4 Transfers by will or the laws of descent and distribution or transfers for tax-planning purposes in which your beneficial ownership and pecuniary interest in the transferred Securities does not change. 4.3.5 Bona fide gifts of the Company’s Securities, unless you have reason to believe that the recipient intends to Transact in the Company’s Securities while you are aware of MNPI about the Company, or you are subject to a Blackout Period and you have reason to believe the recipient intends to Transact in the Company’s Securities during such Blackout Period. 4.3.6 Transactions in mutual funds that are invested in the Company’s Securities.

4 5. Disclosure of MNPI Is Prohibited; No “Tipping” You may not disclose MNPI about the Company or any other publicly traded company with which the Company has a business relationship learned in connection with your role as a Covered Person to others, make recommendations or express opinions to others about investments in or the prospects of the Company or those companies while in possession of this information, or otherwise make unauthorized disclosure or use of this information (collectively, “Tipping”). Tipping can result in legal liability and consequences under this Policy even if you did not benefit from the resulting Transaction. Any written or verbal statement that would be prohibited under the law or under this Policy is equally prohibited if made on the internet or through social media platforms, regardless of whether Covered Persons use their own name or a pseudonym, including the disclosure of MNPI about the Company or with respect to other publicly traded companies with which the Company has a business relationship that you learn in connection with your role as a Covered Person. 6. Other Prohibited Transactions You may not: 6.1 Engage in short sales of the Company’s Securities (sales of Securities that are not then owned), including “sales against the box” (short sales not exceeding the number of shares already owned). 6.2 Trade in derivatives of the Company’s Securities, such as exchange-traded put or call options and forward transactions. 6.3 Purchase any financial instruments (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engage in any transactions that hedge or offset any decrease in the market value of the Company’s Securities or limit your ability to profit from an increase in the market value of the Company’s Securities. 6.4 Hold the Company’s Securities in a margin account or pledge the Company’s Securities as collateral for a loan. 6.5 Except under a 10b5-1 Plan meeting the requirements of Section 9 below, establish standing or limit orders for Transactions in the Company’s Securities for more than three (3) business days, and any such Transactions must otherwise comply with the restrictions and procedures of this Policy.1 1 Explanatory Note to Company: Standing and limit orders (except under approved 10b5-1 Plans) create heightened risks for insider trading violations, particularly because there is no control over the timing of purchases or sales that result from standing instructions to a broker. As a result the broker could execute a transaction when a Covered Person is subject to a Blackout Period or has MNPI. This provision imposes a short duration to mitigate the administrative challenges of tracking and preventing open standing orders from being executed during Blackout Periods or other instances when the Covered Person may be in possession of MNPI.

5 7. Blackout Periods; Preclearance of Transactions; Other Compliance Procedures Except under a 10b5-1 Plan meeting the requirements of Section 9 below: 7.1 No Covered Person may engage in Transactions in the Company’s Securities during a Quarterly Blackout Period regardless of whether they are actually aware of MNPI during that period. A “Restricted Person” means each person designated by the Compliance Officer for purposes of this Policy. Such persons are determined to be at an enhanced risk of possessing MNPI during periods of time proximate to quarterly announcements of financial results, and who therefore must exercise greater diligence to comply with insider trading prohibitions, and includes certain senior finance, legal, HR, business development, investor relations, corporate communication and management personnel at corporate headquarters and in the Company’s business units, as well as any other employees in a role that makes it likely they will have awareness of MNPI in proximity to quarterly announcements of financial results. The Compliance Officer maintains a list of all Restricted Persons. At least once per fiscal year, and more frequently when there are significant changes in personnel, the Compliance Officer will reevaluate the list of Restricted Persons. You will be notified by the Compliance Officer if you are considered a Restricted Person under this Policy, and will remain a Restricted Person until notified otherwise by the Compliance Officer. Even if you have not been notified, if you believe you should be a Restricted Person, you must adhere to the prohibitions in this section. “Quarterly Blackout Periods” are in effect with respect to each quarterly announcement of financial results, starting on the last day of the third month of each fiscal quarter (provided, if the last day of the month is not a business day, then the next business day) and ending when two (2) full trading days have passed following the public announcement of the Company’s quarterly financial results.2 The Compliance Officer will notify Restricted Persons by email when the Quarterly Blackout Period begins and ends. Even if you have not been notified, you must not Transact in the Company’s Securities during the Quarterly Blackout Period. If you have questions about a Quarterly Blackout Period, you should consult the Compliance Officer. 7.2 In addition to Quarterly Blackout Periods, from time to time the Compliance Officer may decide to impose a “Special Blackout Period” for Covered Persons who are aware of particular information that the Compliance Officer considers likely to be MNPI. A Special Blackout Period may be imposed in connection with a potential acquisition, anticipated positive or negative announcements of financial results, cybersecurity incidents, or other potentially Material developments. The Compliance Officer will determine on an ongoing basis who is subject to a Special Blackout Period and notify such individuals. Even if you 2 For example, if the Company announces earnings before trading begins on a Tuesday, the first time you can buy or sell the Company’s securities is the opening of the market on Thursday (assuming you are not aware of other MNPI at that time). If, however, the Company announces earnings after trading begins that Tuesday, the first time you can buy or sell the Company’s securities is the opening of the market on Friday.

6 have not been notified, if you reasonably believe you are or should be subject to a Special Blackout Period, you must adhere to the following prohibition. If you are subject to a Special Blackout Period, you may not engage in Transactions in the Company’s Securities until notified by the Compliance Officer that the Special Blackout Period has ended. Any person made aware of a Special Blackout Period should not disclose the existence of the Special Blackout Period to anyone else. If you have questions about a Special Blackout Period, you should consult the Compliance Officer. 7.3 Preclearance of Transactions and 10b5-1 Plans; Related Procedures 7.3.1 Prior to directly or indirectly engaging in, or entering into or modifying a 10b5-1 Plan for engaging in, Transactions in the Company’s Securities (collectively, “Preclearance Events”) each of the Company’s directors or “officers” (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), and each Restricted Person, and each of such persons family members and entities (to the extent they are also considered Covered Persons for purposes of this Policy) (collectively, “Preclearance Persons”) must submit a request for preclearance to the Compliance Officer. The Preclearance Person will be permitted to proceed only after (i) submitting at least three (3) days prior to any desired Preclearance Event a certification that the Preclearance Person is not in possession of MNPI, in form attached hereto as Exhibit A, and (ii) having the request for preclearance approved by the Compliance Officer in writing or via email. 7.3.2 Covered Persons must also comply with SEC Rule 144, Section 16 of the Exchange Act, and all applicable reporting requirements. As such, in connection with the preclearance process, Preclearance Persons should provide to the Compliance Officer an analysis of how the proposed Preclearance Event complies with SEC Rule 144 and does not result in short swing profits under Section 16 of the Exchange Act. 10b5-1 Plans for Preclearance Persons should also include a provision stating that the Preclearance Person will arrange for the electronic filing of any required Form 144 with the SEC via the EDGAR system and authorize the 10b5-1 Plan broker to notify the Company of all Transactions on the Preclearance Persons behalf to ensure a Form 4 is filed in the required two (2) business days. 7.3.3 If a Preclearance Event is pre-cleared in accordance with this Policy, a Preclearance Person will then have three (3) business days to effect the Preclearance Event. However, if a Preclearance Person becomes aware of MNPI or becomes subject to a Blackout Period after receiving preclearance, but before the Preclearance Event has been effected, that person must not proceed with such Preclearance Event. 7.3.4 The Compliance Officer is under no obligation to approve a request under the pre- clearance procedures provided for under this Policy and may determine to reject

7 any request for any reason, even if the proposed Preclearance Event would not violate the federal securities laws or a specific provision of this Policy. 7.3.5 Approval of any request under these preclearance procedures does not insulate you from liability under the securities laws. The ultimate responsibility for determining whether an individual is in compliance with the securities law rests with that individual in all cases. 7.4 Other Procedures 7.4.1 In communicating MNPI to Covered Persons, all Covered Persons must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information. This includes taking precautions to prevent unauthorized disclosure of MNPI about the Company in accordance with such other policies. Prohibitions and procedures relating to the internal and external dissemination of MNPI are addressed in the Company’s Corporate Communications and Social Media Policy/related employment policies, etc. 7.4.2 The Company shall no less than annually provide training programs designed to promote compliance with insider trading laws and this Policy. Participation by Covered Persons (excluding family members and entities considered Covered Persons for purposes of this Policy) in such programs is mandatory. 7.4.3 As appropriate and directed by the Compliance Officer, Covered Persons will be required to complete and sign or confirm electronically an Insider Trading Policy Acknowledgement substantially in the form attached as Exhibit B. Each such acknowledgement shall form a part of the certifying individual’s permanent personnel file. 8. Exceptions Transactions prohibited by Sections 4, 6, or 7 hereof may be exempted from the prohibitions set forth in this Policy if, prior to the Transaction, the Compliance Officer determines that the Transaction is not inconsistent with the purposes of this Policy and exceptional circumstances apply and communicate a specific, narrow, limited, exception to you in writing. The existence of a personal financial emergency does not excuse you from compliance with this Policy and will not be the basis for an exception to this Policy. 9. Planned Trading Programs 9.1 10b5-1 Plans 9.1.1 It is not a violation of this Policy to Transact in the Company’s Securities while you are aware of any MNPI or during a Blackout Period if: (i) the Transactions are made pursuant to a written trading plan (a “10b5-1 Plan”) that complies with the requirements of this Policy and Rule 10b5-1(c) (as such rule and regulations may

8 be amended from time to time by the SEC, including any SEC Staff Interpretations relating thereto) (“Rule 10b5-1”) under the Exchange Act; (ii) the 10b5-1 Plan was not entered into while you were subject to a Blackout Period; (iii) the 10b5-1 Plan contains a representation certifying that, on the date of adoption of the 10b5-1 Plan, you (a) are not aware of MNPI about the Company or its Securities and (b) adopted the 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5-1 under the Exchange Act; and (iv) if required by Section 9.1.2, the 10b5-1 Plan was pre-cleared in writing in advance by the Compliance Officer; provided, however, that any and all Transactions in the Company’s Securities under a 10b5-1 Plan that satisfies the conditions in clauses (i) through (iv) shall not qualify for the foregoing exception if after you have entered into the 10b5-1 Plan you fail to act in good faith with respect to it, including with respect to modifications and terminations. 9.1.2 Preclearance Persons must submit a proposed 10b5-1 Plan and any modification of a 10b5-1 Plan, including termination of a 10b5-1 Plan other than pursuant to the existing terms of a 10b5-1 Plan, for preclearance in accordance with the provisions of Section 7.3 herein at least five (5) business days before the desired date of entry into or modification of such a plan. 9.2 To help demonstrate that a 10b5-1 Plan fully complies with Rule 10b5-1 and this Policy, the Company has adopted the requirements for such plans set forth on Appendix A to this Policy. 10. Transactions by the Company The Company will not Transact in its own Securities, except in compliance with applicable securities laws. 11. Inquiries Any questions about this Policy, its application to a proposed Transaction, or the requirements of applicable laws should be directed to the Compliance Officer at compliance@serverobotics.com. 12. Definitions As used in this Policy, the following definitions apply: “10b5-1 Plan” has the meaning set forth in Section 9.1.1. “Blackout Period” means a Quarterly Blackout Period and/or a Special Blackout Period. “Company” has the meaning set forth in Section 1. “Compliance Officer” for this Policy means the Company’s President or his or her designee. “Covered Person” has the meaning set forth in Section 2. “Exchange Act” has the meaning set forth in Section 7.3.1.

9 “Material Non-public Information” or “MNPI” has the meaning set forth in Section 3. “Material” has the meaning set forth in Section 3. “Non-Public” has the meaning set forth in Section 3. “Policy” has the meaning set forth in Section 1. “Preclearance Event” has the meaning set forth in Section 7.3.1. “Preclearance Person” has the meaning set forth in Section 7.3.1. “Quarterly Blackout Period” has the meaning set forth in Section Error! Reference source not found.. “Restricted Person” has the meaning set forth in Section Error! Reference source not found.. “Rule 10b5-1” has the meaning set forth in Section 9.1.1. “SEC” has the meaning set forth in Section 1. “Security” means common stock, options to purchase common stock, debt securities, preferred stock and derivative securities, such as put and call options, warrants, swaps, caps and collars. “Special Blackout Period” has the meaning set forth in Section 7.2. “Tipping” has the meaning set forth in Section 5. “Transact” or “Transaction” means purchases, sales, pledges, hedges, loans or other transactions in publicly traded Securities. For the avoidance of doubt, Transactions include gifts (including without limitation donations), unless exempted as described in Section 4.3 of this Policy, subsequent sales of the Company’s Securities issued pursuant to equity awards, as well as broker-assisted sales for the purpose of generating the cash needed to cover the costs of stock option exercises and/or tax withholding related to the exercise or settlement of equity awards.

A-1 Appendix A SERVE ROBOTICS, INC. 10B5-1 PLAN GUIDELINES These 10b5-1 Plan Guidelines provide further requirements for entering into and operating a 10b5-1 Plan under the Company’s Insider Trading Policy (“Policy”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Policy. 1. Good Faith You must act in good faith with respect to your 10b5-1 Plan under this Policy. Your failure to act in good faith with respect to a 10b5-1 Plan, including with respect to modifications and terminations, will cause the plan to no longer comply with Rule 10b5-1 and the Policy and potentially cause your prior Transactions in the Company’s Securities thereunder to violate the Policy.3 2. Trades Outside of a 10b5-1 Plan Any Transaction outside of a 10b5-1 Plan may mitigate the benefits of the 10b5-1 Plan. Consequently, Covered Persons should generally not Transact in the Company’s Securities (except as permitted by Section 4.3 of the Policy) outside of a 10b5-1 Plan while a 10b5-1 Plan is in effect. 3. 10b5-1 Plan Adoption or Termination (including Modification); Good-Faith Considerations Section 9 of the Policy sets forth the requirements for entering into a 10b5-1 Plan, including preclearance requirements. The same requirements and provisions apply to any modification of a 10b5-1 Plan, including termination of a 10b5-1 Plan other than pursuant to the existing terms of a 10b5-1 Plan. Any questions regarding proposed modifications to, or terminations other than pursuant to the existing terms of, a 10b5-1 Plan should be directed to the Compliance Officer. While Rule 10b5-1 does not expressly forbid the early termination of a 10b5-1 Plan, the SEC has made clear that once a 10b5-1 Plan is terminated, the affirmative defense may not apply to any trades that were made pursuant to that plan if such termination calls into question whether the good-faith requirement was met or whether the plan was part of a plan or scheme to evade Rule 10b-5 under the Exchange Act. The risk associated with terminating a plan increases if the Covered Person promptly engages in market transactions or adopts a new 10b5-1 Plan. Such behavior could arouse suspicion that the Covered Person is modifying trading behavior in order to benefit from MNPI. Accordingly, Covered Persons are encouraged to not terminate 10b5-1 Plans except in unusual circumstances. For similar reasons, Covered Persons are encouraged to avoid frequent modifications of 10b5-1 Plans. Covered Persons are required to provide prompt notice of termination of any 10b5-1 Plan to the Compliance Officer. 3 Explanatory Note to Company: Technically, trades that would not have complied but for the 10b5-1 Plan exception will violate the policy if it is determined that the person who entered into the plan did not act in good faith with respect thereto.

A-2 4. Overlapping Plans Under Rule 10b5-1, Covered Persons may not have more than one (1) 10b5-1 Plan in operation at any given time, subject to certain limited exceptions.4 Consult with the Compliance Officer to discuss whether any of these exceptions may apply to your situation, particularly if you wish to enter into a new 10b5-1 Plan under which trades will commence shortly after an existing 10b5-1 Plan would terminate in accordance with its terms. 5. Single-Trade Plans Covered Persons may not enter into a 10b5-1 Plan that is designed to Transact the total amount of the Company’s Securities subject to the 10b5-1 Plan as a single transaction (a “Single-Trade Plan”), unless (i) the Covered Person has not, during the prior twelve (12)-month period, entered into another 10b5-1 Plan of the same design; and (ii) such other 10b5-1 Plan was eligible to receive the affirmative defense under Rule 10b5-1. 6. Timing of First Trade (Cooling-Off Periods) 10b5-1 Plans must be subject to a “cooling off” period pursuant to which no trading may commence after the 10b5-1 Plan is adopted until the expiration of the later of (i) ninety (90) days after the adoption of the 10b5-1 Plan, or (ii) two (2) business days following the filing of the Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted, not to exceed one hundred and twenty (120) days following adoption of the 10b5-1 Plan. 7. Plan Suspension & Termination 10b5-1 Plans should include a provision that automatically suspends trading under the plan upon notice of suspension from the Company triggered by certain events. Events contemplated by such notice include underwritten public offerings by the Company and acquisition of the Company. 10b5-1 Plans should also include a provision automatically terminating the plan at some future date. In addition, any 10b5-1 Plan must provide for automatic termination in the event of death, a personal bankruptcy filing, the filing of a divorce petition, employment termination (in which case such automatic termination will occur at the beginning of the next open trading window), the last scheduled sale of shares, the public announcement of a merger, recapitalization, acquisition, tender or exchange offer, or other business combination or reorganization resulting in the exchange or conversion of the shares of the Company into shares of another company, or the conversion of the Company’s Securities into rights to receive fixed amounts of cash or into debt securities and/or preferred stock (whether in whole or in part). 4 Explanatory Note to Company: It is likely that this will also be enforced through the broker, many of which will need to implement an onboarding process to ensure that a new plan is valid and doesn’t affect an existing plan. There will also be terms in the plan that will contain restrictions on entry into new plans. However, the Company should still monitor and confirm compliance with these provisions as a safeguard.

A-3 8. Plan Brokers An insider must not communicate any MNPI about the Company to the broker or attempt to influence how the broker exercises his or her discretion in any way.

Exhibit A SERVE ROBOTICS, INC. INSIDER TRADING POLICY CERTIFICATION OF DIRECTORS AND OFFICERS Pursuant to the Company’s Insider Trading Policy (the “Policy”) and the requirements of the federal securities laws, I hereby certify that I am not aware of any MNPI concerning the Company. I further understand that I am not authorized to trade in any Company Securities in reliance on this certification until I receive written preclearance from the Compliance Officer, and that, even if I receive preclearance, I will not trade if I have MNPI or am subject to a Blackout Period at the time the trade is to be executed. Capitalized terms not defined herein shall have the meanings ascribed to them in the Policy. Date: Signature: Printed Name:

Exhibit B SERVE ROBOTICS, INC. INSIDER TRADING POLICY ACKNOWLEDGMENT I certify that I have read, understand and agree to comply with the Company’s Insider Trading Policy. I consent to the public disclosure of required information in the Company’s SEC filings regarding its 10b5-1 plans. I further agree that I will be subject to sanctions imposed by the Company, in its discretion, for violation of the Insider Trading Policy, and that the Company may give stop-transfer and other instructions to the Company’s transfer agent against the transfer of Company securities as necessary to ensure compliance with the Insider Trading Policy. I acknowledge that one of the sanctions to which I may be subject as a result of violating the Insider Trading Policy is termination of my employment, including termination for cause, or if I am a director, removal from the Company’s board of directors. Date: Signature: Printed Name: